("9

                                  EXHIBIT 10.87

                             SHAREHOLDERS AGREEMENT


between
CALEDON CASINO BID COMPANY (PTY) LIMITED ("Bidco") and
CALEDON OVERBERG INVESTMENTS (PTY) LIMITED ("Caledon") and
CENTURY CASINOS AFRICA (PTY) LTD ('Century SA") and
CENTURY CASINOS, INC. (not as a shareholder or party, but for clauses 4.2.3. and 6.7. of this agreement only) and
CALEDON HOTEL SPA AND CASINO RESORT (PTY) LIMITED ("Devco") and
FORTES KING HOSPITALITY (PTY) LIMITED ("Hospitality") and
OVERBERGER COUNTRY HOTEL AND SPA (PTY) LIMITED ("Hotelco") and
SENATOR  TRUST

1.  DEFINITIONS  AND  INTERPRETATION
1.1 Clause headings in this agreement are used for reference purposes only and shall not be used in its interpretation.
1.2 In this agreement, unless the context clearly indicates the contrary intention:
1.2.1     An  expression  which  denotes:
1.2.1.1     the  singular  includes  the  plural  and  vice  versa;
1.2.1.2     any  one  gender  includes  the  other  genders;
1.2.1.3 a natural person includes created entities (corporate or unincorporate) and vice versa;
1.2.2 The following expressions bear the meanings assigned to them below and cognate expressions bear corresponding meanings:
1.2.2.1     "ACT"  means  the  Companies  Act,  1973;
1.2.2.2     "THE  BOARD"  means  the  Western  Cape  Gambling  and Racing Board;
1.2.2.3 "THE CASINO BUSINESS" means the casino business owned by the company excluding, without limitation, the hotel, health spa, tourist village which will be owned by the company;
1.2.2.4     "COMPANY"  means  Bidco;
1  2  2  5     "LICENCE" means a casino licence for Caledon in the Western Cape;
1 2 2 6     "THE LICENCE APPLICATION" means the licence application submitted by
Bidco  on  15  October  1999  for  the  licence;
1.2.2.7 "THE PREFERENCE SHAREHOLDERS" and "MINORITY SHAREHOLDERS" means Overberg Empowerment Company Ltd ("Empowerco"), and The Overberg Community Trust ("Trust");
1.2.2.8 "THE PROJECT" means the project contemplated in the licence application;
1.2.2.9 "THE REMAINING BIDCO BUSINESS" means the business of Bidco but excluding the casino business;
1.2.2.10 "THE SHAREHOLDERS" means ordinary shareholders and preference shareholders;
1.2.2.11 "THE ORDINARY SHAREHOLDERS" means Century SA and Caledon and any other holder of ordinary shares in Bidco from time to time
1.2.2.12 "THE CALEDON GROUP" means Senator Trust, Caledon, Devco, Hospitality, Hotelco;

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
1.2.2.13 "THE HOTEL BUSINESS" means the Overberger Hotel in Caledon and the land on which it is situated, being Portion 1 Farm 812 Caledon Division
1.2.2.14 "THE ORIGINAL SHAREHOLDERS AGREEMENT" means the agreement entered into between Devco, Bidco, Caledon, Century SA and other parties dated 13 October 1999.
1.2.2.15     "PARTIES"  to  this  agreement  are  Caledon  Group and Century SA.
1.3 Words and expressions defined in the Act, shall bear the same meanings in this agreement.
1.4 If any provision in the definition is a substantive provision conferring rights or imposing obligations on anyone, effect shall be given to it as if it were a substantive provision in the body of this agreement.
1.5 Where any number of days is prescribed in this agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a Saturday, Sunday or public holiday in the Republic of South Africa, in which case, the last day shall be the next succeeding day which is not a Saturday, Sunday or public holiday in the Republic of South Africa.
2.     INTRODUCTION
2.1 On 13 October 1999, Devco, Bidco, Caledon, Century SA and other parties entered into a binding agreement (the original Shareholders Agreement) whereby a bid for a casino licence would be made by those parties.
2.2 On 15 October 1999 Bidco submitted an application for a casino licence for the town of Caledon which inter a/ia provided that a casino resort project be implemented through Bidco. The project consisted of a casino, hotel, health spa, and small tourist village; the casino will be managed by Century SA, the hotel, food & beverage and parking elements will be managed by Hospitality (or the entity to which the agreement referred to in 5.2 has been assigned). The management of all other elements of the resort shall be decided upon by the Board of Directors of the company.
     2.3 The parties wish to give effect to the above and the ordinary shareholders of Bidco wish to regulate their relationship inter se as shareholders of Bidco.
3.          CONDITIONS  PRECEDENT
3.1 The whole of this agreement (with the exception of clauses 1, 2, 3, 6,15,16, 17, 18 and 19 by which the parties shall nevertheless be bound) is subject to the following conditions precedent:

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
     3.1.1 The casino licence being granted and irrevocable debt financing undertakings given by funders for the required amount set out in the license application on terms and conditions reasonably satisfactory to Century SA, Bidco and Caledon Group and all the suspensive conditions to which such licence is subject being fulfilled;
3.2 The parties shall use their best endeavours to procure that all the conditions precedent referred to herein are fulfilled as soon as possible after the date of signing of this agreement. Caledon Group represents and warrants that Bidco will have all necessary water rights for the proposed development;
3.3 If all the conditions are not fulfilled or waived in writing by Bidco, Caledon Group and Century SA by 31 December 2000 or if the licence application is formally rejected by the Board, this agreement (save for the provisions of clauses 1, 2, 3, 6, 15, 16, 17, 18 and 19) shall cease to be of any force or effect. No party shall have any claim against any other in consequence of such non-fulfilment, save in circumstances where a party has deliberately frustrated the fulfilment thereof or has breached the provisions of this clause 3.
4.          SHAREHOLDING  OF  BIDCO
4.1 Before the transactions described below take effect, Caledon Group owns 100% of the entire issued ordinary share capital of Bidco.
4.2 The parties shall procure that forthwith (but in any event no later than 30 days) after the conditions precedent have been fulfilled that:
4.2.1 The Caledon Group will sell to Bidco the Hotel Business and the land as scheduled in "Appendix C" as a going concern, both free and clear of any and all debt, financial liens and liabilities, encumbrances, or similar (except for operational undertakings in the ordinary course of business), at their agreed values, which will result in the fulfilment of article 4.2.4 below. The Caledon Group undertakes to procure that to the extent its aggregate loan accounts ("Caledon Group Loan Account") in Bidco exceed R15 000 000 (fifteen million), such excess be transferred to the share premium of Bidco. It is recorded that it is anticipated this transfer will amount to R10 000 000 (ten million) less the nominal value of the issued share capital of Bidco.
4.2.2 Provided that the transactions set out in 4.2.1 have been implemented and all conditions precedent been fulfilled, Century SA will pay (within three days) R10 000 000 (ten million) to Bidco to subscribe for shares constituting 50% of the issued ordinary share capital in Bidco at the time through the issuing of further shares in Bidco and Century SA will (at the same time) loan R15 000 000 (fifteen million) to Bidco by way of loan account1 "Century SA Loan Account".

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
4.2.3 Century jointly and severally with Century SA undertake to provide Bidco with the funds necessary to fulfil clause 4.2.2.
4.2.4 After all the transactions described in this article 4.2 have been completed, the total shareholdings and total loan accounts in Bidco will be as follows:
     Both Century SA and Caledon will each own 50% (fifty percent) of the entire issued ordinary share capital of Bidco (collectively 100%);
     Century SA and Caledon Group will each have R15 000 000 (fifteen million) in loan accounts in Bidco, and no other loan accounts shall be outstanding.
4.2.5 All such transactions shall be effected in the most tax efficient manner for both Century SA and Caledon Group.
4.3 The ordinary shareholders and Bidco shall procure that forthwith after the fulfilment or waiver of the condition precedent that:
4.3.1 The authorised share capital of Bidco shall be increased to include 200 preference shares ("the preference shares") of R1,00 each the preference shares having the rights and privileges as set out in annexure A hereto;
4.3.2 200 preference shares shall be allotted and issued to the minority shareholders as follows:
4.3.2.1 100 preference shares shall be allotted and issued to the Trust (which shall subscribe therefor) at par;
4.3.2.2 100 preference shares shall be allotted and issued to the Empowerco (which shall subscribe therefor) at par;
4.4 Century SA shall pay the amount of R100,00 payable by the Trust and Caledon the R100-00 for Empowerco for the subscription of their preference shares.
4.5 After the completion of the transactions referred to above the preference shareholding of Bidco shall be as follows:
4.5.1 Empowerco, will own 100 preference shares of R1,00 each, being 50% of the issued preference shares of Bidco;
4.5.2 the Trust, will own 100 preference shares of R1,00 each, being 50% of the issued preference shares of Bidco.

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
     5.     MANAGEMENT  AGREEMENTS
The following Management Agreements will be signed simultaneously with the signature of this agreement.
5.1   CASINO  MANAGEMENT  AGREEMENT
5.1 .1 Century SA will be awarded and will sign the casino management agreement on the following terms and conditions:
Period: For duration of the licence initially 10 years with a guaranteed option to renew for further ten year periods
Fees: 1. 4% of gaming revenue (after VAT, but before all other taxes) up to R40 million per year, plus
2. 5% of gaming revenue (after VAT, but before all other taxes) above R40 million per year, plus
3. 7.5% of EBITDA (Earnings before interest, tax, depreciation, amortization and any non-casino management controllable items  such  as  leases,  rent  or  similar).
5.1.2     The  percentage  referred  to  in  1  above  shall be reduced to three percent  (3%)  for  the  first  twelve  months  of  casino  operation.
5.1.3 The casino department shall report directly to the Board of Directors of Bidco as well as to Century SA.
5.2   HOTEL  AND  RESORT  MANAGEMENT  CONTRACT
5.2.1     Hospitality  will  be  awarded  and  will  sign  the  hotel and resort management agreement (for hotel, food & beverage and parking, and any other element the board of directors of Bidco decides, excluding casino and any other areas in respect of which the company contracts with a third party) on the following terms and conditions:
Period:     10  years  with  a  guaranteed  option to renew for further ten year periods
Fees: 6,5% (six and a half percent) of all hotel/resort revenue (after VAT), excluding casino and any other and any other areas in respect of which a third party may receive management fees, plus 15% of EBITDA of the hotel and resort complex (excluding casino and any other areas in respect of which a third party may receive management fees).

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
5.2.2 The EBITDA percentage referred to above (15%) shall be reduced to ten percent (10%) for the first twelve months of casino/hotel/resort operation.
5.2.3 The hotel and resort department will report directly to the board of directors of Bidco and Hospitality.
5.3 Hospitality shall operate the Hotel for its own account until such a time a~ the casino licence is granted. Hospitality and/or the Caledon Group shall be paid by Bidco simultaneously with the fulfilment of the conditions precedent and the fulfilment of clause 4.2.1, for all refurbishments and improvements (incl. new and additional F, F&E) expended on the Hotel Business since 3 September 1999 up to an amount of R2,5 million (two and one half million rands) by bank guaranteed cheque.
5.4 Bidco has entered, on the same date of this Agreement, into a Hotel Management Agreement with Hospitality for the management of the hotel and into a Casino Management Agreement with Century SA for the management of the casino. Bidco, Hospitality and Century SA agree that the provisions that deal with general (non-hotel or non-casino specific) terms and conditions (such as term, termination rights, timing of fees and expenses payable, arbitration, budget approvals, insurance protection, indemnification, and similar) shall be equal and interpreted equally in both the Hotel Management Agreement and the Casino Management Agreement. If any provisions in either one or both of these Hotel and Casino Management Agreements are in conflict with this clause 5.4, this clause
5.4  shall  take  precedent.
6.     BID  FEES
6.1 The bid fees have been budgeted at R800 000, but the final cost depends on the probiety cost and other potential costs/expenses. Caledon and Century SA shall jointly decide on how that budget is actually being spent.
6.2 Century SA has already contributed R250 000 by cheque deposit on 15 October 1999 to Bidco account.
6.3 Basil Read has contributed bid fees of R300 000 in exchange for a fixed competitive priced contributions contract for the work to be down under the casino bid.

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
6.4 The Caledon Group through their associate companies have contributed R250 000 to Bidco and has in conjunction with the parties, prepared the bid and will provide secretarial and administrative support (including printing, stationery, files, etc) as part of this amount. They have already spent as part of their R250 000 the following amounts for the bid (approximate):
     Registration  Fees     R20  000
     Market  Survey     R  9  000
     Legal  Fees  Council     R14  000
     Legal  Fee  Ladbroke     RI5  000
                              --------
                                               R58 000
                                              --------
The balance in the amount of R192 000 has been put into the bank account of Bidco. Any further amounts that may have been in credit with the Board prior as at 10 October 1999 will be regarded as part of the Caledon Group's contribution to the bid and can be repaid on demand unless agreed by them otherwise.
6.5 Should the casino licence be awarded and the project proceeded with, all bid money will be paid back to the relevant parties on completion of the building contract unless agreed otherwise by written agreement with Bidco as may be the case with Basil Read.
6.6 If no licence is awarded to or the project not proceeded with, the fees will not be paid back and no party shall have any claim against any other party for the fees.
6.7 If any parties probiety investigation causes the bid budget to exceed the R250 000 allocated to probity, then the said party will pay in the direct proportional cost thereof.
7.   RIGHT  OF  FIRST  REFUSAL
7.1 Should any ordinary shareholder decide to sell directly or indirectly its shares or part thereof in Bidco to a third party (that is an entity not majority controlled by Century SA or the Caledon Group and excluding their holding companies or fellow controlled subsidiaries) then the party wishing to sell shares must offer the shares to the other party on the same terms and conditions as the offer from the third party. The offer shall remain open for 45 working days and should the other parties not accept such an offer, the seller is free to sell his shares on the same terms and conditions to the third party, subject to the approval of the Gambling Board. The parties agree that, notwithstanding article 13.1 of this agreement, the parties will amend article
94. of the articles of association of the company based on the principle set out in this clause 7.1. but making use of the standard for the right of first refusal wording of the existing wording of the articles of association of Bidco.

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
7.2 The parties agree that, in case any shareholder of the company is found unsuitable to hold a casino/gaming license, article 95. of the company's articles of association shall apply mutatis mutandis, provided that the remaining ordinary shareholders, in case no other purchaser acceptable to the Gambling Board pays the purchase price in cash, shall have the right to pay the purchase price using redemption securities (i.e. loan account). The board of directors of the company shall then decide when payment under such loan account will be made, giving consideration to the cash flow and other financial situations of the company, but acting in a reasonable manner to facilitate payment.
8.   DIVIDEND  POLICY
The shareholders agree that the dividend policy will be determined by the Board of Directors taking into account the capital commitments, earnings and all other relevant matters.
9.   SHAREHOLDERS  LOANS
Interest will be paid on shareholders loans (Century SA Loan Account and Caledon Group Loan Account) at the lower of: prime overdraft rate or the cost of debt funding to the company for sums in excess of R1 million (one million rands), unless the board of directors of the company determines otherwise. Shareholders' loan accounts will be treated equally in all respects and no repayment or payment on interest thereon shall be made without the permission of Century SA and Caledon.
10.   BOARD  OF  DIRECTORS
10.1 Both the Trust and Empowerco will be entitled to nominate and appoint one board member each to Bidco. Century SA and Caledon will be able to nominate and appoint up to four (4) board members each. Initially, however, Century SA and Caledon will appoint three (3) members each. The increase from three to four members each shall be undertaken, if at all, simultaneously by Century SA and Caledon.
10.2 All decisions of the board of directors to be approved will require at least 70% of the directors of the board members agreement.
10.3 The chairman of the directors of the board meetings of the directors shall not have casting vote.
11.   ORIGINAL  SHAREHOLDERS  AGREEMENT
11.1 If any provision of this agreement is in conflict with the original shareholders agreement this agreement should take precedent.
11.2 The following clauses are cancelled in the original shareholders agreement and are of no further full or effect: clauses: 1, 2, 3, 4, 5, 7. 1, 7.2.

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
12.   PAYMENT  TO  LADBROKE  OF  R7  MILLION
12.1 Notwithstanding any previous agreement or anything contained in this agreement Ladbroke Casino Holdings (SA) (Pty) Ltd will be paid by Bidco the R7 million due in terms of an agreement between them and various other parties including Caledon, (and referred to in clause 20.1 of this agreement) upon request of Caledon, which shall be no sooner than 28 days from the award of a gaming licence. The purpose of this clause is to ensure that all potential or other liabilities, indemnification's and any other commitments have been met by Ladbroke Casino Holdings (SA) (Pty) Ltd and their group companies in terms of the agreement referred to in terms of clause 20.1 of this agreement. Caledon and the Caledon Group shall not request such payment of R7 million, or parts thereof, from Bidco unless Caledon/Caledon Group immediately pays all such monies to Ladbroke or to other parties which were, in the reasonable view of Caledon, indemnified by Ladbroke. All monies not paid out by Caledon/Caledon Group within five days after receipt of monies from Bidco shall be paid back to Bidco immediately. Caledon, Caledon Group or any of its affiliates shall under no circumstance realize any benefit, financial or otherwise, out of this transactions.
12.2 Notwithstanding anything to the contrary herein contained, Century SA shall be entitled on written notice to such effect to the Caledon Group, to require the relevant members of the Caledon Group to exercise any and all rights that they may have against Ladbroke Casino Holdings (SA) Pty Ltd and/or Landbroke Casino (Holding) Ltd. and/or any subsidiary or holding company of that. Should the Caledon Group not do so within a reasonable period after receipt of such notice, the Caledon Group hereby authorizes and empowers Century SA to do so and, for such purposes, each of the members of the Caledon Group hereby appoint Century SA as its duly authorized agent, in rem suam.
12.3 Notwithstanding anything in this clause 12., Bidco shall in absolutely no way be obligated to pay more than. R7 million under this clause 12.

13.    AMENDMENT  OF  THE  MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE COMPANY

13.1 Where there is a conflict between the memorandum and articles of association of the company and this agreement, the provisions of this agreement shall prevail. Should it be required by any party hereto, the parties undertake to procure that the articles of association of the company shall be amended to accord with the provisions of this agreement.
13.2 In addition to 7.1, 7.2 and 13.1 and without derogating from the provisions thereof, the ordinary shareholders agree to procure that the memorandum and articles of association shall be amended as follows:

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
13.2.1 the main business should be changed in paragraph 2 of the memorandum to read:
"the main business which the company is to carry on to own, develop and operate a hotel, spa, casino and resort in so far as the relevant laws permit and subject to approval by the relevant authorities";
13.2.2 paragraph 3 of the memorandum be deleted and substituted with the following:
"the main object of the company is, to own, develop and operate a hotel, spa, casino and resort in so far as the relevant laws permit and subject to approval by the relevant authorities"~
13.2.3 in article 9 add "The issue of preference shares however to Empowerco and the Trust may not have their rights varied without the unanimous consent of the ordinary shareholders";
13.2.4 in article 27.2 delete "Ladbroke Casino Holdings SA (Pty) Ltd" and add "all directors nominated by Caledon Overberg Investments (Pty) Ltd and all directors nominated by Century Casinos Africa (Pty) Ltd";
13.2.5 in article 28 delete "Ladbroke Casino Holdings (SA) Pty) Ltd' and insert "all directors nominated by Caledon Overberg Investments (Pty) Ltd and all directors nominated by Century Casinos Africa (Pty) Ltd";
13.2.6 in article 29.3 delete "Ladbroke Casino Holdings SA (Pty) Ltd" and insert Caledon Overberg Investments (Pty) Ltd and Century Casinos Africa
(Pty)  Ltd.
13.2.7 in article 45.1 delete "Caledon Overberg Investments (Pty) Ltd' and insert after the Overberg Empowerment Company Ltd the word "and". In addition the word "any" shall be replaced by the word "one";
13.2.8 in article 45.2 delete "Ladbroke Casino Holdings SA (Pty) Ltd" and add the words "Caledon Overberg Investments (Pty) Ltd" and "Century Casinos Africa (Pty) Ltd". Substitute the words "as it" for the words "they are"; add "Caledon Overberg Investments (Pty) Ltd and Century Casinos Africa (Pty) Ltd cannot replace, appoint or remove each others directors";
13.2.9 in article 49 the name "Ladbroke Casino Holdings SA (Pty) Ltd" shall be substituted by "the Overberg Empowerment Company Ltd and Century Casinos Africa (Pty) Ltd";
13.2.10     delete  article  59.4.1;
13.2.11     delete  article  59.4.2;
13.2.12 delete the first paragraph of article 61.1 and replace with the following:"The quorum necessary for the transactions of the business of the directors shall be all directors from Caledon Overberg Investments (Pty) Ltd and all directors from Century Casinos Africa (Pty) Ltd.;
13.2.13 in article 61.3 substitute the words "Ladbroke" with the words "Caledon Overberg Investments (Pty) Ltd and Century Casinos Africa (Pty) Ltd;

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
13.2.14 in article 96.1.1.1 to be cancelled and substituted with a new articles 9.6.1.1.1 which is to read: "any company or close corporation or trust or any other legal entity which is controlled directly or indirectly by the controlling shareholders of Caledon Overberg Investments (Pty) Ltd";
13.2.15     delete  articles  96.1.1.2  and  96.1.1.3
13.2.16     change  article 96.1.2 by deleting the contents and substitute a new article 96.1.2 to read: "Century Casinos Africa (Pty) Ltd means any company, close corporation, trust or any other legal entity or person that is controlled directly or indirectly by Century Casinos Africa (Pty) Ltd and/or Century Casinos Incorporated.
13.2.17 in article 56, add clause 56.4 which must read "if required to do so in terms of the Western Cape Gambling and Racing Board or any other similar gambling authority.
13.2.18     in  article  59.2,  change  7  days  to  21  (twenty-one)  days.
13.2.19     The name of the company shall be changed to "Century Casinos Caledon
(Pty)  Ltd.".
13.2.20 A new article shall be included to give effect to the following: should the casino assets of the project be sold and it be necessary to effect the sale, the preference shareholders shall be bought out at the fair market value, as determined by the company's auditors.
13.2.21 Add the following at the end: "Notwithstanding the above, each vote of the preference shareholders shall require ten shares".
13.3. Notwithstanding 13.2.19, Century SA and/or Century Inc shall at any time be entitled, on written notice to the company, to require the company to change its name so as not to include the word "Century" or any word confusingly similar thereto. The company and the ordinary shareholders shall, within 30 days after receipt of such notice, procure that the company changes its name accordingly.
14.   BASIS  OF  ACCOUNTING  FOR  THE  CASINO  BUSINESS
The basis of accounting for the casino business for the sole purpose of determining the profits available for distribution to the preference shareholders and the amount to be distributed to the preference shareholders are set out in annexure B hereto which annexure shall not be exhaustive.
15.    ANNOUNCEMENTS
15.1 The provisions of this agreement shall remain confidential at all times and, save as provided in this agreement, shall not be disclosed to any person.
15.2 Subject to 15.3, no public announcement, communication or circular concerning the transactions referred to or contemplated in this agreement shall be made or dispatched at any time without the prior written consent of the board of directors of the company, such consent not to be unreasonably withheld or delayed.

15.3 Where the announcement, communication or circular is required by law or by any rule or any regulatory authority, it shall be made by a party only after reasonable consultation with the other party, if practicable. Caledon acknowledges that Century is a publicly traded company with certain disclosure requirements.
16.   WHOLE  AGREEMENT,  NO  AMENDMENT
16.1 This agreement constitutes the whole agreement between the parties relating to the subject matter hereof.
16.2 No amendment or consensual cancellation of this agreement or any provision or term thereof or of any agreement, bill of exchange or other document issued or executed pursuant to or in terms of this agreement and no settlement of any disputes arising under this agreement and no extension of time, waiver or relaxation or suspension of any of the provisions or terms of this agreement or of any agreement, bill of exchange or other document issued pursuant to or in terms of this agreement shall be binding unless recorded in a written document signed by the parties. Any such extension, waiver or relaxation or suspension which is so given or made shall be strictly construed as relating strictly to the matter in respect whereof it was made or given.
16.3 No extension of time or waiver or relaxation of any of the provisions or terms of this agreement or any agreement, bill of exchange or other document issued or executed pursuant to or in terms of this agreement, shall operate as an estoppel against any party in respect of its rights under this agreement, nor shall it operate so as to preclude such party thereafter from  exercising  its  rights  strictly  in  accordance  with  this  agreement.
16.4 No party shall be bound by any express or implied term, representation, warranty, promise or the like not recorded herein.
17.   DOMICILIUM  CITANDI  ET  EXECUTANDI
17.1 The parties choose as their dornicilia citandi et execulandi for all purposes under this agreement, whether in respect of court process, notices or other documents all communications of whatsoever nature (including the exercise of any option), the following addresses:
Century  SA:     c/o  Deloitte  &  Touche

Att:     David  Parker
Deloitte  &  Touche  Place
The  Woodlands
Woodlands  Drive
Woodmead
Sandton  2196
Telefax:     0912536817531

Century  Inc:     200  East  Bennett  Avenue
Cripple  Creek,  Colorado  80813,  USA
Telefax:     0917079827586

FKC:     1  Nicol  Street
Gardens
8001
Telefax:     021  425  3861

Bidco:     1  Nicol  Street
Gardens
8001
Telefax:     021  425  3861

Devco:     1  Nicol  Street
Gardens
8001
Telefax:     021  425  3861

Hotelco:     1  Nicol  Street
Gardens
8001
Telefax:     021  425  3861

Caledon:     1  Nicol  Street
Gardens
8001
Telefax:     021  425  3861

Hospitality:     1  Nicol  Street
Gardens
8001
Telefax:     021  425  3861


     Century:     200  East  Bennett
          Cripple  Creek,  Colorado  80813,  USA
          Telefax:     0917079827586

     FKC:     1  Nicol  Street
          Gardens
          8001
          Telefax::  021  425  3861

     Bidco     1  Nicol  Street
          Gardens
          8001
          Telefax::  021  425  3861

     Devco:     1  Nicol  Street
          Gardens
          8001
          Telefax::  021  425  3861

     Hotelco:     1  Nicol  Street
          Gardens
          8001
          Telefax::  021  425  3861

     Caledon:     1  Nicol  Street
          Gardens
          8001
          Telefax::  021  425  3861

     Hospitality:     1  Nicol  Street
          Gardens
          8001
          Telefax::  021  425  3861

17.2 Any notice or communication required or permitted to be given in terms of this agreement shall be valid and effective only if in writing but it shall be competent to give notice by telefax.
17.3 Any party may by notice to any other party change the physical address chosen as its domiciliurn citandi et executandi vis-a-vis that party to another physical address or telefax number, provided that the change shall become effective vis--a-vis that addressee on the tenth business day from the deemed receipt of the notice by the addressee.
17.4 Any notice to a party sent by telefax to its chosen telefax shall be deemed to have been received on the date of despatch (unless the contrary is proved).
17.5 Notwithstanding anything to the contrary herein contained a written notice or communication actually received by a party shall be an adequate written notice of communication to it notwithstanding that it was not sent to or delivered at its chosen domicilium citandi et executandi.
18.     ARBITRATION
18.1 Save in respect of those provisions of this agreement which provide for their own remedies which would be incompatible with arbitration, a dispute which arises in regard to:
18.1.1     the  interpretation  of;  or
18.1.2     the  carrying  into  effect  of;  or
18.1.3     any  of  the  parties'  rights  and  obligations  arising  from;  or
18.1.4 the termination or purported termination of or arising from the termination of; or
18.1  .5     the  rectification  or  proposed  rectification  of;
this agreement or out of or pursuant to this agreement or on any matter which in terms of this agreement requires agreement by the parties, other than where an urgent interdict is sought or urgent relief may be obtained from a court of competent jurisdiction, shall be submitted to and decided by arbitration in accordance with the rules of Arbitration Foundation of Southern Africa (or its successor) by an arbitrator appointed by the Foundation.
18.2 Nothing in this agreement shall preclude any party from seeking an urgent interdict or urgent relief from a court of competent jurisdiction.

19.     COSTS
The legal fees and disbursements incidental to the negotiation, preparation and implementation of this agreement and the stamp duty thereon shall be borne by the company, except where any party seeks its own legal advice in which case it will be borne by the party seeking such advice.
20.     ALLOCATION  OF  AMOUNTS  TO  CASINO  BUSINESS
Without in any way purporting to be exhaustive and without derogating from the other provisions of this agreement (including annexure B) for the sole purpose of determining the profits available for distribution to the preference shareholders, the following shall be allocated to the casino business and notwithstanding that such amounts may have been incurred prior to the date of this agreement:
20.1 the fee of R7 million payable to Ladbroke Casino Holdings SA (Pty) Ltd in terms of agreement dated 3 September 1999 between Ladbroke Casino (Holdings) Limited; Ladbroke Casino Holdings (SA) (Pty) Limited; Fortes King Properties
(Pty)  Limited;  Leon  Fortes; Caledon Casino Bid Company (Pty) Limited; Caledon
Hotel  Spa  and  Casino  Resort  (Pty) Limited; Overberger Country Hotel and Spa
(Pty) Limited; Caledon Overberg Investments (Pty) Limited; Fortes King Hospitality (Pty) Limited and Kevin King.
20.2 all direct and indirect costs and fees relating to the licence application or the establishment and development of the casino business. The bid fees of approximately R800 000 shall be repaid to the parties who provided the funding.
20.3 all costs expenses and fees payable or paid by Bidco in terms of agreements or undertakings entered into or given by Bidco prior to the date of this agreement.
21. The parties agree to forthwith enter into an agreement with the minority shareholders to give effect to the terms and conditions contained in this agreement. The parties agree that it is this agreement that shall take precedent over any agreement (i.e. the agreement with the minority shareholders) regulating the relationship and dealings between the parties to this agreement. All terms and conditions of any dealings between the parties to this agreement shall be interpreted according to this agreement only (and not according to the agreement which includes the minority shareholders).
22. An international auditing firm (such as Deloitte & Touche, KPMG or Ernst & Young) nominated by Century SA shall be the joint auditor of the company, together with a joint auditing firm chosen by Caledon.
23. This agreement shall not become effective unless approved by the Board of Directors of Century SA and Century Inc. Such approval shall be forthcoming within five days of the board approval of the Caledon Group.

24. The obligations of Caledon Group under this Agreement shall be joint and several.

25.     LIMITED  RESTRAINT
25.1 For one particular potential opportunity, in the town of Worcester or in the Breeriver Valley in the Western Cape Province of South Africa, the following shall apply, but only during the first two years of this shareholders agreement: should Century or Century SA become involved in this Worcester project, they shall use their best efforts to include Bidco or Caledon Group in this project in a meaningful and substantial manner, similar to the present structure of the Caledon bid. If Caledon Group cannot be included in this project, Century or Century SA, if they become involved and a casino actuallyopens in Worcester with Century or Century SA as casino managers, shall pay to Caledon Group an amount equal to five percent (5%) of the net income stream Century or Century SA derive from this project during the first five years of operation of that project. If Century or Century SA become involved in this Worcester or Breeriver project after two years of this shareholders agreement have elapsed, this provision 25.1 shall be null and void.
25.2 Century, Century SA and the Caledon Group shall endeavour to include each other in a casino bid for Club Mykonos, Westem Cape.
26.     ASSIGNMENT
This shareholder agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns but will not be assignable or delegable by any party without the prior written consent of the other party; provided, however, that nothing in this agreement is intended to limit one signatory's or party's ability to assign its rights and responsibilities to any directly controlled affiliate, in which case all other parties need to be notified. Once a party or signatory has assigned its rights and responsibilities, it shall no longer be party or signatory to this agreement.

THUS  DONE  AND  SIGNED  by  Bidco  at  CAPE  TOWN  this 3 day of December 1999.


                                        /s/  Leon  Fortis
                                        -----------------

THUS  DONE  AND  SIGNED  by  Caledon  at  CAPE TOWN this 3 day of December 1999.
                                        /s/  Leon  Fortis
                                        -----------------


THUS  DONE  AND  SIGNED  by  CenturySA at CAPE TOWN this 3 day of December 1999.

                                   /s/  Peter  Hoetzinger
                                   ----------------------
Peter  Hoetzinger,  Vice  Chairman



Century  Casinos  Inc.  signs  for clauses 4.2.3 and 6.7 of this agreement only:

                                   /s/  Peter  Hoetzinger
                                   ----------------------
      Peter  Hoetzinger,Vice  Chairman






THUS  DONE  AND  SIGNED  by  Hotelco  at  CAPE TOWN this 3 day of December 1999.

     /s/Leon  Fortes
     ---------------


 .
THUS  DONE  AND  SIGNED by Hospitality at CAPE TOWN this 3 day of December 1999.

                                        /s/Leon  Fortes
                                        ---------------

THUS  DONE  AND  SIGNED  by  Devco  at  CAPE  TOWN  this 3 day of December 1999.
          /s/Leon  Fortes
          ---------------


THUS  DONE  AND  SIGNED  by  Senator  at  CAPE TOWN this 3 day of December 1999.
                                        /s/Leon  Fortes
                                        ---------------

ANNEXURE  A

The following rights, privileges and conditions shall apply to the preference shares (which for the avoidance of doubt shall not be cumulative) having a par value of R1 each ("preference shares") in the capital of the company -

1. Each preference share shall confer on the holder the right to receive by way of dividend in respect of each financial year of Bidco 0.1% (one tenth of one per cent) of the after tax profits directly attributable to the Caledon casino business in that year and prior to the payment of interest or capital on shareholders' loans (other than shareholders loans provided in respect of the casino business), subject to, as determined by the directors of Bidco in their sole and absolute discretion, any working capital, capital expenditure requirements, loan obligations and liabilities, attributable to the casino business and after taking into account the amount of STC payable in relation to the dividends on the preference shares and distributable reserves of the casino business. The dividend (if any) shall be payable within 3 months after the financial statements of Bidco have been audited and signed by the directors of Bidco.
2. Should the casino business be wound up, each preference share shall confer the right on the holder to receive out of funds which may lawfully be applied for that purpose, in priority to the holders of all other classes of shares in the share capital of the company, 0.1% (one tenth of one per cent) of any surplus directly attributable to the casino business available for distribution after payment of all other liabilities attributable to such casino business.
3. Save as set out herein, the holders of the preference shares shall not be entitled to participate in the profits of the company or any dividend payable on the winding-up of the company.
4. The preference shareholders shall have the right to attend general meetings and adjourned meetings of the company but shall not, save in circumstances envisaged in section 194. of the Company's Act 1973, have the right to vote at any such meeting.
5. Should any preference shareholder wish to dispose of its shares, it shall be required to do so in accordance with the preemptive rights provisions contained in the articles of association of the company.
6. The terms of the preference shares may not be modified, altered, varied, added to or abrogated.
7. The preference shares shall not be redeemable except by agreement between the company and the holders of the preference share willing to have them redeemed.

ANNEXURE  B

Basis of accounting for the casino business of Bidco for the sole purpose of determining the profits available for distribution to the preference shareholders and the amount to be distributed to the preference shareholders

1.     DEFINITIONS

Words and expressions defined in this annexure shall bear the same meanings as the agreement to which the annexure is annexed.

2.     BOOKS  OF  ACCOUNT

2.1 Bidco shall maintain separate books of account for the casino business. The casino business will be accounted for as a branch of Bidco with "branch accounting" being used.

2.2 The branch accounts of the casino business ("branch accounts") will be used to determine the profits available for distribution to the minority shareholders.

3.     CASINO  BRANCH  CAPITAL  AND  UNDISTRIBUTED  PROFITS

3.1     The  casino business will have an initial branch capital of R2.5 million

3.2 The cumulative branch profits of the casino business which have not been distributed, whether by way of dividend to the minority shareholders or by transfer to the remaining Bidco business, will be included as "retained undistributed profits" in the branch accounts.

4.     FINANCE  FOR  CASINO  BUSINESS

Any finance obtained by Bidco (including for the avoidance of doubt, shareholders' loans) which is related to the operation of the casino business will be allocated directly to the casino business. The interest and other costs and capital repayments of such finance will be met by the casino business prior to the distribution of dividends to minority shareholders.

5.     BRANCH  FIXED  ASSETS

All fixed assets directly relating to the casino business (for the avoidance of doubt, excluding the casino premises which will be an asset of the remaining Bidco business), will be included within the books of account of the casino business. Similarly all liabilities directly attributable to the casino business shall be recorded as such in the branch accounts and shall be taken into account in determining the profits of the casino business available for distribution.



6.     BANK  ACCOUNTS  AND  WORKING  CAPITAL

6.1     Separate  bank  accounts  will  be  maintained  for the casino business.

6.2 Surplus funds generated by the casino business will either be placed on deposit with approved banking institutions or may be lent to the remaining Bidco business on terms and conditions as to the repayment of capital and interest only which reflect an arm's length basis.

6.3 If any working capital facilities are arranged by the remaining Bidco business for the casino business, the casino business will be charged with the cost of providing those facilities.

6.4 If any additional working capital is provided by the remaining Bidco business to the casino business, the casino business will be charged for these funds on an arm s length basis and will be required to repay such working capital together with interest prior to any payments of dividends to the minority shareholders.

7.     SERVICES  PROVIDED  BY  THE  REMAINDER

7.1 Where services are provided to the casino business by the remaining Bidco business, a charge will be made to the casino business on an arm's length basis. Such services include but are not limited to the provision of the casino premises and central resort services and the basis of these charges is set out below.

7.2 Rent for the casino premises shall be based on the aggregate of cost of the casino premises to Bidco and the premises leased to the Trust, commencing at 20% of cost and escalating at 9% per annum. The casino business shall bear all costs attributable to such premises including but not limited to maintenance, repairs, insurance and the like.

7.3 Central resort services and other shared services shall be based on the actual cost of providing the services which will be allocated on a basis that reflects usage.

7.4 The cost of any other services provided by the remaining Bidco business shall be charged to the casino business on an arm's length basis.


     8.     COSTS  AND  INCOME  OF  THE  CASINO  OPERATION

It is intended that all costs and all income directly relating to the casino business should be reflected in the branch accounts.

9.     TAXATION

For the purposes of the branch accounts, the taxation charge relating to the casino business will be calculated as if the casino business is a stand alone company. STC relating to the payment of dividends to the minority shareholders will be charged to the minority shareholders' portion of the casino business. Payments of income tax (including advance payments of taxation) attributable to the casino business will be charged to the casino business on the dates that the payments are or would have been made to the authorities

10.     BASIS  OF  PREPARATION  OF  BRANCH  ACCOUNTS

The accounts of the casino business should be prepared using the same accounting policies as used by Bidco in its statutory accounts and the manner of their application thereof, subject to any differences which arise from the intra-company transactions which will be eliminated on the preparation of the company's statutory accounts (e.g. the intra-company charges for central services and rent).

11.     BRANCH  ACCOUNTS  TO  BE  PREPARED  ANNUALLY

The branch accounts prepared at the financial year end of Bidco will be prepared using an equivalent format, mutatis mutandis, to that used for the statutory accounts of Bidco. In particular, the branch accounts will include a profit and loss account, a balance sheet, a statement of source and application of funds and a statement of the planned capital expenditure over the next two years. The branch accounts will be sent to the minority shareholders. The costs of the branch accounts shall be borne by the casino business.

12.     BASIS  OF  DETERMINATION  OF THE DISTRIBUTION TO BE MADE FROM THE BRANCH

On the basis of the position shown in those branch accounts, the directors of Bidco will determine in their sole and absolute discretion the amount which can properly be distributed from the after-tax profits shown in the branch accounts having regard to any working capital, capital expenditure requirements, loan obligations and liabilities of the casino business and after taking account of the secondary tax payable in relation to the preference dividends and the distributable reserves within Bidco. Notwithstanding the aforegoing the directors shall in determining such distribution have regard to the fact that the tax reflected in the 1999 branch accounts may be more than the amount actually payable by Bidco as a consequence of any losses incurred by the remaining business.

13.     TRANSFER  OF  RESERVES  TO  THE  REMAINING  BIDCO  BUSINESS

Simultaneously with the distribution of dividends to minority shareholders, the balance of the after tax profits determined by the directors of the company as available for distribution shall be transferred to the remaining Bidco business.

14.     PREPARATION  OF  FINAL  BRANCH  ACCOUNTS

In the event that Bidco were to lose its casino licence, final accounts would be prepared for the branch which would inter alia record the profit/loss arising on the disposal of the fixed assets.

APPENDIX  C
                                 THE PROPERTIES


1. The properties owned by Caledon Hotel Spa & Casino Resort (Pty) Limited are the following:

     Remaining extent of the farm Oatlands South 408, Caledon Division Held by Deed of Transfer No T 11255/1997

     Portion 1 of the farm Oatlands South 408, Caledon Division Held by Deed of Transfer No T 34201/1 997

     Portion 3 of the farm Caledon Baths 560, Caledon Division Held by Deed of Transfer T 44647/1 997

     Erf2842Caledon
Held  by  Deed  of  Transfer  T90028/1  998

     Erf  2843  Caledon
Held  by  Deed  of  Transfer  T  90032/1  998

     Erf  2844  Caledon
Held  by  Deed  of  Transfer  T  90032/1998

ADDENDUM  TO  THE  AGREEMENT


between

CALEDON  CASINO  BID  COMPANY  (PTY)  LIMITED
("Bidco")
and

CALEDON  OVERBERG  INVESTMENTS  (PTY)  LIMITED
("Caledon')
and
CENTURY  CASINO'S  AFRICA  (PTY)  LIMITED

and
CENTURY CASINO'S INC. (not as a shareholder or party. but for clauses 4.2.3 and 6.7 of this agreement only) and
CALEDON  HOTEL  SPA  AND  CASINO  RESORT  (PTY)  LIMITED
("Devco")

and
FORTES  KING  HOSPITALITY  (PTY)  LIMITED
("Hospitality")
and
OVERBERGER COUNTRY HOTEL AND SPA (PTY) LIMITED ("Hotelco") and

SENATOR  TRUST


Dated  3  December  1999

It is hereby agreed that clause 26 of this agreement be deleted and that the following new clause 26 is substituted.
26.     ASSIGNMENT

This shareholder agreement will be binding upon aid inure to the benefit of the parties hereto and their respective successors and permitted assigns but will not be assignable or delegable by any party without the prior written consent of the other party; provided, however, that nothing in this agreement is intended to limit one signatory's or party's ability to assign its rights arid responsibilities to any directly controlled affiliate, provided the prior written consent of the other parties are obtained which' consent shall not unreasonably be withheld.


THUS  DONE  AND  SIGNED  by  Bidco  at  CAPE  TOWN  this 9 day of December 1999,

                                   /s/Leon  Fortes
                                   ---------------

THUS  DONE  AND  SIGNED  by  Caledon  at  CAPE TOWN this 9 day of December 1999.

                                        /s/Leon  Fortes
                                        ---------------

THUS  DONE  AND  SIGNED  by Century SA at CAPE TOWN this  9 day or December 1999

                                        /s/Peter  Hoetzinger
                                        --------------------
Peter  Hoetzlnger,  Vice  Chairman


     Century Casino's Inc. signs for clauses 4.2.3 and 6.7 of this agreement only;

 .                                   /s/Peter  Hoetzinger
                                    --------------------
Peter  Hoetzinger,  Vice  Chairman
Century  Casino's  Inc.

THUS  DONE  AND  SIGNED  by  Hotelco  at CAPE TOWN this 9  day of December 1999.
                                        /s/Leon  Fortes
                                        ---------------


THUS  DONE  AND  SIGNED by Hospitality at CAPE TOWN this 9 day of December 1999.

                                        /s/Leon  Fortes
                                        ---------------


THUS  DONE  AND  SIGNED  by  Devco  at  CAPE  TOWN  this 9 day of December 1999.
                                        /s/Leon  Fortes
                                        ---------------

THUS  DONE  AND  SIGNED  by  Senator  at  CAPE TOWN this 9 day of December 1999.

/s/  Leon  Fortes
-----------------
                              Leon  Fortes.  Trustee
                                       26
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